UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007 (August 10, 2007)

Eagle Bulk Shipping Inc.

(Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500

(Registrant's telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 10, 2007, Eagle Bulk Shipping Inc., a Marshall Islands corporation (the "Company"), issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the completion on August 10, 2007 of the acquisition (the "Acquisition") by the Company, pursuant to a Stock Purchase Agreement, dated July 24, 2007, between the Company and Kyrini Shipping Inc., a Liberian corporation (the "Seller"), of all of the issued and outstanding shares of capital stock of 19 wholly owned subsidiaries of the Seller (the "Purchased Entities"). The purchase price for the Purchased Entities was $150 million plus the reimbursement to the Seller of all installment payments made by the Seller pursuant to the Construction Contracts (as defined below) prior to completion of the Acquisition.

The Purchased Entities’ primary assets consisted of contracts for the construction of eighteen Supramax drybulk vessels and options for the construction of a further eight Supramax drybulk vessels (the "Construction Contracts"), which options were exercised on August 1, 2007. Total payments for the 26 vessels under construction are approximately $944 million. The Construction Contracts call for the 26 vessels to be delivered between August 2008 and April 2012.

Other than the Stock Purchase Agreement, there are no material relationships between the Company and the Seller or any of their respective affiliates, or any director or officer of the Company or the Seller.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K.

(b)	Pro Forma Financial Information

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By:	/s/ Alan S. Ginsberg
Name:	Alan S. Ginsberg
Title:	Chief Financial Officer

Date: August 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 10, 2007.

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